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                                   EXHIBIT 11

                        NATIONAL VISION ASSOCIATES, LTD.
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
             (000'S EXCEPT NET INCOME PER COMMON SHARE INFORMATION)



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
                                                               Three Months Ended
                                                          ----------------------------
                                                          April 1,           March 30,
                                                            1995                1996
                                                            ----                ----
 NET INCOME                                              $   837             $   991
                                                         =======             =======

 WEIGHTED AVERAGE COMMON SHARES
     OUTSTANDING                                          20,516              20,602

   Common stock equivalents using
    the treasury stock method                                121                  40
                                                         -------             -------
 AVERAGE COMMON SHARES
     OUTSTANDING AS ADJUSTED                              20,637              20,642
                                                         =======             =======
 NET INCOME PER COMMON SHARE                             $   .04             $   .05
                                                         =======             =======
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